                                                                  4.(ii)(d)(12)




           ----------------------------------------------------------





                          GREAT INDEPENDENCE SHIP CO.



                                  -----------


                      United States Government Guaranteed
               Ship Financing Obligations, Independence Series B





                    Floating Rate Notes Due December 7, 2005
                 7.46% Sinking Fund Bonds Due December 7, 2015




                               ------------------

                               PURCHASE AGREEMENT

                               ------------------




                           Dated as of March 28, 1996





           ----------------------------------------------------------

                          GREAT INDEPENDENCE SHIP CO.

                                   $6,903,000

                      UNITED STATES GOVERNMENT GUARANTEED
               SHIP FINANCING OBLIGATIONS, INDEPENDENCE SERIES B

                                 CONSISTING OF

              $3,363,000 FLOATING RATE NOTES DUE DECEMBER 7, 2005
            $3,540,000 7.46% SINKING FUND BONDS DUE DECEMBER 7, 2015


                               PURCHASE AGREEMENT


Chemical Securities Inc.
270 Park Avenue
New York, New York  10017-2070
                                                                  March 28, 1996

Dear Sirs:

         The undersigned, Great Independence Ship Co., a Delaware corporation (the "Shipowner"), hereby agrees with you (the "Purchaser") as follows:

         1. The Obligations. The United States Government Guaranteed Ship Financing Obligations, Independence Series B, consisting of $3,363,000 principal amount of Floating Rate Notes due December 7, 2005 (the "Additional 2005 Notes") and $3,540,000 principal amount of 7.46% Sinking Fund Bonds due December 7, 2015 (the "Additional 2015 Bonds", and together with the Additional 2005 Notes, collectively the "Obligations") are proposed to be issued and sold by the Shipowner upon fulfillment of the terms and conditions set forth herein. The Obligations will be issued and sold to aid in the financing of the reconstruction of the passenger cruise vessel named INDEPENDENCE (the "Vessel"). The Obligations will be in fully registered form only and will bear interest from the date of issuance, in the case of the Additional 2005 Notes at a variable rate determined by reference to the London interbank offered rate for six (6) month Eurodollar deposits plus 0.27% (but not to exceed 11.70% per annum) and in the case of the Additional 2015 Bonds, at the rate per annum set forth above, all payable semi-annually, on

June 7 and December 7 of each year until maturity, commencing December 7, 1996.

         The Obligations will be issued under the Trust Indenture dated as of December 7, 1995, as supplemented by Supplemental Indenture No. 1 dated the date hereof and as may be further amended from time to time (as supplemented, the "Indenture") between the Shipowner and The Bank of New York, as Trustee (the "Indenture Trustee"). Payment of the principal of and interest on the Obligations will be fully and unconditionally guaranteed by the United States of America pursuant to the guarantee imprinted on each of the Obligations (the "Guarantee" or, collectively, the "Guarantees") under Title XI ("Title XI") of the Merchant Marine Act, 1936 (the "Act"), as amended and in effect on December 7, 1995, issued by the United States of America and accepted by the Shipowner. The aggregate principal amount of Obligations, together with any obligations issued by the Shipowner on December 7, 1995 and designated as United States Government Guaranteed Ship Financing Obligations, Independence Series A (the "Original Obligations"), shall not exceed the aggregate principal amount of obligations eligible for the Guarantees, as determined by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"). The Guarantees will be endorsed on the Obligations by the Indenture Trustee on behalf of the United States of America pursuant to the authorization contained in the Authorization Agreement, dated as of December 7, 1995, as amended by Amendment No. 1 to Authorization Agreement dated the date hereof, by the Secretary's Determination dated the date hereof, and as may be further amended from time to time (as amended, the "Authorization Agreement") between the United States of America and the Indenture Trustee.

         Title XI provides that the full faith and credit of the United States of America is pledged to the payment of the Guarantees; that the Guarantees are conclusive evidence of the eligibility of the Obligations for such Guarantees and that the Secretary must find, prior to entering into a commitment to guarantee obligations, that the property or project financed by the Obligations will be, in his opinion, economically sound. Title XI also provides that the Secretary, prior to guaranteeing the Obligations, must approve the Shipowner as being responsible and possessing the ability, experience, financial resources, and other qualifications necessary for the adequate operation and maintenance of the Vessel. Accordingly, it is understood that the Purchaser will not examine or review independently the financial condition (including the financial statements) of the Shipowner and will rely completely on the Secretary's determination regarding such financial matters. In regard to the sufficiency of instruments (other than the Authorization Agreement, the Indenture, the Guarantees and the Obligations), documents (other than those addressed to the Purchaser or required by the Purchaser pursuant to the terms of this Agreement) and other formalities of the closing, it is further understood that the Purchaser will rely on the Secretary's determination that the same are sufficient for the Secretary to execute the Guarantees.

         The Obligations, the Indenture, the Guarantees and the Authorization Agreement shall conform in all material respects to the descriptions thereof contained in the Offering Circular dated March 22, 1996 (the "Offering Circular"), with such changes as may be approved by the Purchaser or its special counsel.

         2.      Agreement to Purchase.

                 (A) Subject to the conditions hereinafter set forth, the Shipowner agrees to sell to the Purchaser, and subject to the terms and conditions hereof and in reliance on the representations and warranties of the Shipowner contained herein, the Purchaser agrees to purchase from the Shipowner on the Closing Date (as hereinafter defined) the Obligations (subject to adjustment as set forth in Section 8 hereof) at 100% of such principal amount thereof.

                 (B) It is understood that the Purchaser may sell, in whole or in part, the Obligations acquired by it to one or more other purchasers (each an "Ultimate Purchaser") as part of the direct placement contemplated by the Offering Circular. Each such Ultimate Purchaser shall be entitled to rely on the representations, warranties, and agreements of the Shipowner set forth in Section 4 hereof and all of the provisions contained in
Section 7 hereof shall inure to the benefit of such Ultimate Purchaser.

         3. Closing. Delivery of the Obligations and payment therefor shall be made at the office of Preston Gates Ellis & Rouvelas Meeds, 1735 New York Avenue, N.W., Suite 500, Washington, D.C. 20006-4759, at a closing commencing at 9:00 a.m., Eastern time, on March 28, 1996 (the "Closing Date", which term includes any later date permitted hereby) or such other place or such later business day (which, without the approval of the Purchaser shall not be later than April 4, 1996) as the Shipowner shall designate by at least 3 days' prior written notice to the Indenture Trustee and to the Purchaser. Delivery of the Obligations shall be made against payment by the Purchaser in immediately available funds to the Shipowner, in Washington, D.C. or New York, New York, as specified by the Shipowner in an amount equal to the principal amount of Obligations to be delivered to the Purchaser on the Closing Date.
The Obligations shall be typewritten or printed, authenticated by the Indenture Trustee, guaranteed by the United States of America and registered in such names and issued in such denominations (of $1,000 and any multiple thereof) as the Purchaser may request in writing to the Shipowner not less than three (3) business days before the Closing Date. If no such request is received, a single Obligation of each maturity dated the Closing Date, authenticated by the Indenture Trustee, guaranteed by the United States of America, and registered in the Purchaser's name and issued in a denomination equal to the principal amount of each maturity of Obligations to be purchased by the Purchaser, will be delivered to the Purchaser. For the purposes of this Agreement, a "business day" is a day which is not a Saturday, Sunday or bank holiday under the laws of the United States of America or the State of New York.

         4. Representations and Warranties by the Shipowner. The Shipowner represents and warrants to the Purchaser that:

                 (A) The Shipowner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has been duly qualified to do business in, and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires it to be so qualified, has full power, authority and legal right to own its properties and conduct its business as it is presently conducted, and is a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purpose of operating the Vessel in the trades or manner in which the Shipowner proposes to operate the Vessel.

                 (B) The consummation of the transactions contemplated by, and compliance with the terms and provisions of, this Agreement, the Indenture and the Obligations and any other documents and instruments referred to in any of the foregoing will not result in a breach of any terms or provisions of, or constitute a default under or conflict with or violate any existing indenture, contract, agreement or undertaking of the Shipowner or by which the Shipowner is bound or the Certificate of Incorporation or the By-laws of the Shipowner or any applicable law, statute, decree, order, rule, judgment or regulation of any court, regulatory body or administrative agency binding on the Shipowner.

                 (C) All authorizations, approvals, orders, registrations or filings from or with any governmental or public regulatory body or authority (other than those required under state securities or "blue sky" laws) required for the execution, delivery and performance of this Agreement, the Indenture and the Obligations and for the issuance and sale by the Shipowner of the Obligations to the Purchaser, have been duly obtained or made, or duly applied for and are, or on the Closing Date will be, in full force and effect, and if such further authorizations, approvals, orders, registrations or filings should hereafter become necessary, the Shipowner will obtain or make all such authorizations, approvals, orders, registrations or filings.

                 (D) This Agreement has been duly authorized, executed and delivered by the Shipowner and constitutes, in accordance with its terms, a legal, valid and binding instrument enforceable against the Shipowner, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally. On the Closing Date, the Indenture and the Obligations will have been duly authorized, executed and delivered by the Shipowner and will constitute, in accordance with their respective terms, legal, valid and binding instruments enforceable against the Shipowner, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally, and the Obligations will be entitled to the benefits of the Indenture, the Guarantees and the Authorization Agreement.

                 (E) The Shipowner has full power, authority and legal right (i) to execute and deliver this Agreement, the Indenture and the Obligations, (ii) to perform and observe the terms and provisions of each of said documents to be performed or observed by it, (iii) to consummate the transactions contemplated thereby and (iv) to own its properties (including, without limitation, the Vessel) and conduct its business as presently conducted.

                 (F) No part of the proceeds of sale of the Obligations will be used by the Shipowner, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System.

                 (G) There is no litigation, proceeding or investigation pending or, to the best of the Shipowner's knowledge, threatened, involving the Shipowner or any of its properties which could, if adversely determined, materially and adversely affect the issuance and sale to the Purchaser or the validity of the Obligations and the Guarantees or the performance by the Shipowner of its obligations under this Agreement, the Indenture or the Obligations.

                 (H) All federal taxes or taxes assessed by any State or any political subdivision thereof payable by the Shipowner in connection with the issuance of the Obligations, the delivery of the Obligations to the Purchaser, or the execution and delivery of this Agreement or the Indenture by the Shipowner have been paid or no such taxes are payable.

                 (I) The Offering Circular, copies of which have heretofore been furnished to the Purchaser, is and as of the Closing Date will be true and correct in all material respects and does not, and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5. Expenses. Whether or not the transactions contemplated hereby are consummated, the Shipowner agrees to pay all reasonable fees and expenses incident to the transactions contemplated hereby and by the Offering Circular, including without limitation, reasonable fees and expenses (i) of the Purchaser's special counsel (including disbursements) in connection with the transactions contemplated hereby and in connection with any future modifications requested by the Shipowner of this Agreement, the Obligations or the Indenture or any waiver or consent under or in respect of any thereof, (ii) relating to the preparation, printing and filing of, and the performance by the Shipowner of its obligations under the Offering Circular, this Agreement, and the Indenture (including all instruments constituting exhibits or appendices thereto or annexed thereto), (iii) of preparing any future modification requested by the Shipowner of this Agreement, the Obligations or the Indenture or any waiver or consent under or in respect of any thereof, and of all certificates on behalf of the Shipowner, (iv) for payment of necessary stamp and other taxes, if any, in connection with the original issuance of the Obligations (the Shipowner hereby agrees to hold the Purchaser harmless in respect thereof, such agreement to survive any disposition or payment of the Obligations), (v) of the Indenture Trustee, (vi) of the Purchaser, as agreed between such firm and the Shipowner in connection with the sale of the Obligations and (vii) otherwise relating to the issuance and delivery of the Obligations. If the transactions contemplated hereby are consummated, the Shipowner agrees to pay to the Purchaser as the exclusive agent of the Shipowner for arranging for the sale of the Obligations, the fee agreed upon by the Purchaser and the Shipowner. In the event that for any reason the transactions contemplated hereby are not consummated, the Purchaser shall not be entitled to such fees, but the Shipowner shall reimburse it for its reasonable costs and expenses. In the event that the Purchaser's funds shall have been forwarded for delivery on a proposed Closing Date and the Obligations are not delivered on such Closing Date because of nonfulfillment of the conditions set forth in Section 6, or because of the Shipowner's failure to comply on or before such Closing Date with the conditions precedent set forth herein, provided that such nonfulfillment and failure is not caused by a breach of any of the obligations of the Purchaser under this

Agreement, the Shipowner agrees to pay interest on such funds at the rate to be borne by the Obligations to be purchased by the Purchaser for the period from the proposed Closing Date to the date on which such funds are returned to the Purchaser or the date on which the Obligations are actually issued, whichever first occurs.

         6. Conditions to Purchaser's Obligations. The Purchaser's obligation under this Agreement to purchase Obligations on the Closing Date is subject to the accuracy of and compliance with the representations and warranties of the Shipowner contained in Section 4 hereof on and as of the date hereof and on and as of the Closing Date and to the following further conditions:

                 (A) Opinion of Counsel for the Shipowner. The Shipowner shall have furnished to the Purchaser the opinion or opinions, addressed to the Purchaser and the Indenture Trustee and dated the Closing Date of Rosenberg & Liebentritt, P.C., general counsel for the Shipowner, which opinion or opinions shall be satisfactory in form and substance to the Purchaser, to the effect that:

                 (1) The Shipowner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has been duly qualified to do business in and is in good standing in each jurisdiction in which a failure to do so would materially and adversely affect this transaction and has full power, authority and legal right to own its properties and conduct its business as it is presently conducted.

                 (2) The Shipowner has full corporate power, authority and legal right to issue and sell the Obligations to the Purchaser, and to enter into and carry out the terms of this Agreement, the Indenture and the Obligations.

                 (3) The Shipowner has duly authorized distribution of the Offering Circular to prospective purchasers of the Obligations. This Agreement, the Indenture and the Obligations (a) have each been duly authorized by the

                 Shipowner and duly executed and delivered by an officer of the Shipowner authorized to execute and deliver such agreements and instruments on behalf of the Shipowner, (b) constitute, in accordance with their respective terms, legal, valid and binding instruments enforceable against the Shipowner, and (c) in the case of the Obligations, have been duly authenticated by the Indenture Trustee and are entitled to the benefits of the Indenture, the Authorization Agreement and the Guarantees.

                 (4) The execution, delivery and performance by the Shipowner of the agreements and instruments referred to in clause (3) hereof do not contravene any provision of the Certificate of Incorporation or By-laws of the Shipowner or any provision of any existing law, statute, decree, order, judgment, rule or regulation applicable to the Shipowner or result in any violation of, or default under, any existing indenture, contract, agreement or other instrument known to such counsel to be binding on the Shipowner.

                 (5) No approval, consent, order or authorization of, or registration with, or notice to any governmental or public body or authority is required to be obtained, effected or given by the Shipowner in connection with the execution or delivery of, or the performance by the Shipowner of the agreements or instruments referred to in clause (3) hereof (except such approvals, consents, orders or authorizations as shall have been duly obtained, effected or given and are in full force and effect).

                 (6) The Shipowner is a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purpose of operating the Vessel in the trades or manner in which the Shipowner proposes to operate the Vessel.

                 (7) To the best of such counsel's knowledge, there is no action, suit, proceeding or investigation pending or threatened, before any court, administrative agency, arbitrator or governmental body against, or which relates to, the Shipowner which could, if adversely determined, prevent or materially and adversely affect the performance by the Shipowner of any of the agreements or instruments referred to in clause (3) hereof.

                 (8) No federal taxes or taxes assessed by any State or any political subdivision thereof are or will be payable by the Shipowner in connection with the issuance of the Obligations, the delivery of the Obligations to the Purchaser, or the execution and delivery of this Agreement or the Indenture by the Shipowner.

                 (9) The Obligations, as guaranteed, and the Guarantees constitute exempted securities under Section 3(a)(2) of the Securities Act of 1933, as amended, and, accordingly, it is not necessary to register the Obligations or the Guarantees under said Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, either for the purpose of the sale of such Obligations to the Purchaser or, as such laws are now in effect, for the purpose of resale of such Obligations by the Purchaser.

                 (10) The Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America pursuant to Title XI and constitute legal, valid and binding obligations of the United States of America enforceable in accordance with their respective terms.

                 (11) The descriptions in the Offering Circular of statutes, the Indenture, the Guarantees and the Obligations are accurate and fairly summarize the principal terms of such statutes and documents.

                 (12) Such other matters as the Purchaser or its special counsel may reasonably request.

                 (B) Opinion of the Chief Counsel of the Maritime Administration. The Purchaser shall have received a reproduction copy of the opinion of the Chief Counsel of the Maritime Administration dated the Closing Date, signed by or on behalf of such Chief Counsel, addressed to the Purchaser and the Indenture Trustee, executed copies of which will be delivered to the Indenture Trustee and the Purchaser's special counsel, to the effect that the Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America, and constitute legal, valid and binding obligations of the United States of America, enforceable in accordance with their respective terms.

                 (C) Opinion of Special Counsel for the Purchaser. All corporate proceedings and other legal matters incident to the sale of the Obligations shall be satisfactory in form and substance to Thompson & Mitchell, special counsel for the Purchaser, and the Purchaser shall have received the opinion, addressed to the Purchaser and dated the Closing Date of such special counsel to the effect that:

                 (1) The Shipowner has full corporate power, authority and legal right to issue and sell the Obligations to the Purchaser and to enter into and carry out the terms of this Agreement, the Indenture and the Obligations.

                 (2) This Agreement, the Indenture and the Obligations (a) have each been duly authorized by the Shipowner and duly executed and delivered by an officer of the Shipowner authorized to execute and deliver such agreements and instruments on behalf of the Shipowner, (b) constitute, in accordance with their respective terms, legal, valid and binding instruments enforceable against the Shipowner, and (c) in the case of the Obligations, have been duly authenticated by the Indenture Trustee and are entitled to the benefits of the Indenture, the Authorization Agreement and the Guarantees.

                 (3) No approval, consent, order or authorization of, or registration with, or notice to any governmental or public body or authority is required to be obtained, effected or given by the Shipowner in connection with the execution or delivery of, or the performance by the Shipowner of the agreements or instruments referred to in clause 2 hereof (except such approvals, consents, orders or authorizations as shall have been duly obtained, effected or given and are in full force and effect).

                 (4) The Obligations, as guaranteed, and the Guarantees constitute exempted securities under Section 3(a)(2) of the Securities Act of 1933, as amended, and, accordingly, it is not necessary to register the Obligations or the Guarantees under said Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, either for the purpose of the sale of such Obligations to the Purchaser or, as such laws are now in effect, for the purpose of resale of such Obligations by the Purchaser.

                 (5) The Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America pursuant to Title XI and constitute legal, valid and binding obligations of the United States of America enforceable in accordance with their respective terms.

                 (6) The descriptions in the Offering Circular of statutes, the Indenture, the Guarantees and the Obligations are accurate and fairly summarize the principal terms of such statutes and documents.

                 (D) Qualification of Opinions of Counsel. In rendering the opinions required by paragraphs (A) and (C) above, general counsel for the Shipowner and special counsel for the Purchaser, respectively, may (i) state that the enforceability of the rights and remedies provided in any agreement or instrument against any particular party is subject to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect, (ii) state that the availability of the remedy of specific performance or of injunctive relief or of any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) state that no opinion whatsoever is expressed with respect to the securities laws of any state in which the Obligations have been offered or sold, (iv) assume, insofar as the opinion concerns the legality, validity and binding effect of any agreement or instrument, that such agreement or instrument constitutes a legal, valid and binding obligation of the other parties purportedly obligated thereunder and (v) as to matters covered by clause (3) of paragraph 6(A) and clause (2) of paragraph 6(C) above, may rely upon certificates of officers of the Indenture Trustee delivered on the Closing Date to the effect that the Obligations and the Guarantees have been duly authenticated. Special counsel for the Purchaser may rely, as to matters covered by clauses (1), (2) and (3) of paragraph 6(C) above, to the extent the same relates to matters of state law (other than New York law), upon the opinion of Rosenberg & Liebentritt, P.C., general counsel to the Shipowner. General counsel for the Shipowner may also rely, as to matters covered by clause (6) of paragraph 6(A) above, upon the opinion of Preston Gates Ellis & Rouvelas Meeds and as to matters covered by clause (3) of paragraph 6(A) above to the extent the same relates to matters of New York law, upon the opinion of Thompson & Mitchell. In addition, general counsel for the Shipowner and special counsel for the Purchaser, respectively, may rely, as to factual matters, upon certificates of officers of the Shipowner satisfactory to said counsel. In rendering the opinion required by paragraphs 6(A) and 6(C) above, general counsel for the Shipowner and special counsel for the Purchaser, respectively, may rely as to the matters covered by clause (10) of paragraph 6(A) and clause (5) of paragraph 6(C) above, with respect to the due authorization, execution and delivery of the Authorization Agreement and the Guarantees, upon the opinion of the Chief Counsel of the Maritime Administration required by paragraph 6(B) above.

                 (E) Officer's Certificate. The Purchaser shall have received a certificate dated the Closing Date signed by the President or a Vice President of the Shipowner to the effect that (1) the Shipowner has performed all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, (2) the representations and warranties of the Shipowner herein contained are true and correct in all material respects to the same extent as if made on and as of the Closing Date, and (3) the conditions specified in paragraph 6(H) below have been fulfilled.

                 (F) Indenture Trustee Certificate. The Purchaser shall have received a certificate, satisfactory in form and substance to the Purchaser, dated the Closing Date, signed by a Vice President or an Assistant Vice President or a Senior Corporate Trust Officer of the Indenture Trustee, to the effect that:

                          (i) the Indenture Trustee has full corporate power, authority and legal right to act as Indenture Trustee under the Indenture and to enter into and carry out the terms of the Indenture and the Authorization Agreement;

                          (ii) the Indenture and the Authorization Agreement have each been duly executed and delivered by a duly authorized officer of the Indenture Trustee and constitute legal, valid and binding obligations of the Indenture Trustee in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting enforcement of creditors' rights generally; and

                          (iii) the Obligations and the Guarantees endorsed thereon have been duly authenticated by the Indenture Trustee under the Indenture.

                 (G) Legality of Purchase. The purchase of the Obligations by the Purchaser shall not be prohibited under the law of any jurisdiction of the United States to which the Purchaser is subject on the Closing Date.

                 (H) No Indenture Defaults. The terms of the Indenture shall have been complied with by the Shipowner, and, as of the Closing Date, there shall not exist any condition or event which constitutes, or which after lapse of time or notice or both would constitute, an Indenture Default as defined in the Indenture.

                 (I) Execution of Documents. The Indenture and the Authorization Agreement shall have been duly executed and delivered, the Obligations shall have been duly executed, delivered and authenticated pursuant to the Indenture and the Authorization Agreement, and the Guarantees shall have been endorsed upon the Obligations and each shall be in full force and effect and shall conform in all material respects to the descriptions thereof contained in the Offering Circular (with such changes as shall have been approved by the Purchaser or its special counsel).

                 (J) Miscellaneous. All agreements herein contained to be performed on the part of the Shipowner at or prior to the Closing Date shall have been performed.

         If any of the conditions specified in this Section 6 shall not have been fulfilled by the Shipowner when and as required by this Agreement to be fulfilled, this Agreement and all of the Purchaser's obligations hereunder may be cancelled on, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Shipowner in writing, or by telegraph or telephone confirmed in writing.

         7. Home Office Payment. So long as any Purchaser or the Ultimate Purchasers shall hold any of the Obligations in its or their names (or in the name of its or their nominee, if such Purchaser or the Ultimate Purchasers shall have given the Shipowner and the Indenture Trustee written notice as to the name and address of each such nominee), the Shipowner will cause to be paid to such Purchaser or the Ultimate Purchasers (or to such nominees) all amounts due on such Obligations in accordance with all of the following:

                 (A) Interest on all such Obligations shall, except as provided below, be paid by mailing a check to such Purchaser or the Ultimate Purchasers (or such nominees) at the last address appearing on the Obligation Register (as defined in the Indenture) (or at the address of such nominee furnished in writing as aforesaid) or at such other address as from time to time such Purchaser or the Ultimate Purchasers have theretofore furnished in writing, without presentment of such Obligations;

                 (B) Upon redemption in whole of any such Obligation and upon the maturity of any such Obligation, the principal (and premium, if any) and interest due thereon shall be paid to such Purchaser or the Ultimate Purchasers (or such nominees) upon surrender of such Obligation, by mail or other means to the Indenture Trustee at the office of the Indenture Trustee set forth in the Special Provisions of the Indenture;

                 (C) Upon the redemption in part of any such Obligation, pursuant to any of the terms of the Indenture, the principal (and premium, if any) and interest due upon such redemption shall, except as provided below, be paid to such Purchaser or the Ultimate Purchasers (or such nominees) at the address referred to in paragraph (A) above, without presentment of such Obligation; and

                 (D) Payments referred to in the preceding paragraphs (A) and (C) shall be made by the Indenture Trustee or any Paying Agent for the Obligations by mailing to such Purchaser or the Ultimate Purchasers (or such nominees) a bank check payable in New York Clearing House funds, first class postage prepaid, unless such Purchaser or the Ultimate Purchasers so request by written notice received by the Indenture Trustee at least three business days prior to any such date of payment (which notice shall be effective until rescinded or changed by like notice) such payments shall be made to such Purchaser or the Ultimate Purchaser (or such nominees), without presentment of such Obligations in immediately available funds by transferring such amount by wire to such other commercial bank in the United States as shall be specified in such written notice for credit to an account maintained by such Purchaser or the Ultimate Purchaser (or such nominees) with such bank. Prior to any sale, assignment or transfer by such Purchaser or the Ultimate Purchasers (or any such nominees) of any such Obligation in respect to which a principal payment has been made in the manner provided in paragraph (C), such Purchaser or the Ultimate Purchaser agree to either (i) cause a proper notation of all such principal payments to be made on such Obligation or (ii) present such Obligation to the Indenture Trustee so that it may make such notation.

         The provisions of this Section 7 shall apply to the Purchaser, to any of its affiliates to whom the Purchaser shall transfer all or any part of the Obligations, and to any subsequent transferee of all or any part of the Obligations.

         8. Adjustment of Commitments. In the event that the Secretary determines, pursuant to Title XI, that the aggregate principal amount of Obligations eligible for Guarantees under the Act is greater or less than $6,903,000 on the Closing Date, the Shipowner may increase or decrease, as the case may be, the total principal amount of Obligations to be issued by not more than 10 percent. In such event, the Shipowner shall have given the Purchaser written or telephonic notice no later than the third day preceding the Closing Date, specifying the principal amount of the Obligations to be purchased by it rounded down to the nearest $1,000.

         9. Conditions of Shipowner's Obligations. The obligations of the Shipowner to sell and deliver the Obligations under this Agreement on the Closing Date are subject to all of the following conditions:

                 (A)    On the Closing Date all the Obligations
to be delivered on said date by the Shipowner shall have simultaneously been purchased by the Purchaser, subject of the provisions of Section 2(B) hereof.

                 (B) On or before the Closing Date (i) the Secretary shall have duly authorized the execution and delivery of the Guarantees of the Obligations and shall have duly executed and delivered the Authorization Agreement; and (ii) the Indenture Trustee shall have duly executed and delivered the Indenture and the Authorization Agreement relating to the Obligations.

         10.     Indemnification.

                 (A) The Shipowner shall indemnify Chemical Securities Inc. ("CSI") and hold CSI and each person, if any, who controls CSI, harmless from and against any loss, claim, damage or liability and any action in respect thereof, joint or several, to which CSI or such controlling person may become subject, under any statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any preliminary version thereof given to CSI or arises out of, or is based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse CSI and such controlling person for any legal and other expenses reasonably incurred by CSI or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Shipowner may otherwise have to CSI or any person who controls CSI.

                 (B) Promptly after receipt by CSI under this Section 10 of notice of any claim or the commencement of any action, CSI shall, if a claim in respect thereof is to be made against the Shipowner under this Section 10, notify the Shipowner in writing of the claim or the commencement of that action, provided that the failure to notify the Shipowner shall not relieve it from any liability that it may have to CSI otherwise than under this Section 10 unless the Shipowner is actually prejudiced by such delay. If any such claim or action shall be brought against CSI, and it shall notify the Shipowner thereof, the Shipowner shall be entitled to participate in or to assume the defense thereof with counsel reasonably satisfactory to CSI unless and until CSI shall elect to employ separate counsel as hereinafter provided. After notice from the Shipowner to CSI of its election to assume the defense of such claim or action, the Shipowner shall not be liable to CSI under this Section 10 for any legal or other expenses subsequently incurred by CSI in connection with the defense thereof other than reasonable costs of investigation; provided that CSI shall have the right to employ counsel to represent it if, in its reasonable judgment, it is advisable for it to be represented by separate counsel, and in that event the fees and expense of such separate counsel shall be paid by the Shipowner. The Shipowner shall not be required to indemnify CSI under this Section 10 for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Shipowner.

        11. Free Exchange and Delivery of Obligations. Notwithstanding anything in the Indenture to the contrary, the Shipowner will pay the costs of all deliveries of Obligations from the Purchaser's home office to the Indenture Trustee for any exchange provided for in Section 2.10 of Exhibit 1 to the Indenture, and the cost of delivering to the Purchaser's home office all Obligations issued on any such exchange. The cost of delivery shall include the cost of insurance against loss or theft in amounts satisfactory to the Purchaser, and, anything in the Indenture to the contrary notwithstanding, no charge to the Purchaser (other than for transfer taxes, if any) shall be made for any exchange or delivery provided for in this Section 11.

        12. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein and in certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the sale of the Obligations regardless of any investigation at any time made by the Purchaser or on its behalf, and (except as provided in Section 5 hereof) shall terminate upon the payment in full of all the Obligations, whether by the Shipowner or by the United States of America in accordance with the Guarantees, except for the Shipowner's obligations pursuant to Sections 5 and 10 above if the same have not been satisfied.

        13. Entire Agreement Embodied, Changes, etc. This Agreement embodies the entire agreement and understanding among the Shipowner and the Purchaser relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Except in the case of a cancellation because of nonfulfillment of the conditions set forth in
Section 6 hereof, neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but may be changed, waived, discharged, or terminated only by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought and with the written consent of the Secretary.

        14.      Miscellaneous.

                 (A) Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by the provisions hereof to be given to the Shipowner, such notice shall be in writing addressed to Attention of the President, Great Independence Ship Co., Two N. Riverside Plaza, Suite 200, Chicago, Illinois 60606 and (ii) whenever notice is required by the provisions of this Agreement to be given to the Purchaser, such notice shall be in writing addressed to Chemical Securities Inc.-New York, 270 Park Avenue, Seventh Floor, New York, New York 10017-2070 or any other address specified in a written notice to the Shipowner.

                 (B) This Agreement is made solely for the benefit of the Purchaser, the Ultimate Purchasers, the Purchaser's or the Ultimate Purchasers' controlling persons, the Shipowner, and their respective successors and assigns, and no other person shall acquire or have any right under, or by virtue of, this Agreement.

                 (C) If this Agreement shall be cancelled or terminated by the Purchaser because of nonfulfillment of the conditions set forth in Section 6 hereof or because of the Shipowner's failure to comply on or before the Closing Date with the conditions precedent set forth herein, or for reasons beyond the Shipowner's control, the Shipowner shall have no further obligations or liability hereunder to the Purchaser except that the Shipowner will reimburse the Purchaser for out-of-pocket expenses reasonably incurred by the Purchaser (including reasonable fees and disbursements of its counsel and interest on funds forwarded by the Purchaser for delivery on the Closing Date to purchase Obligations, such interest to be at the rate borne by the Obligations for the period from the proposed Closing Date to the date on which such funds are returned to the Purchaser).

                 (D) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (E) This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

                 (F) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (G) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                 (H) Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Maritime Administration and the original of this document held by any other party hereto, the provisions of the original of this document held by the Maritime Administration shall prevail.

        If the Purchaser is in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this letter, retain one counterpart for your records and return the other counterparts to the Shipowner, whereupon this Agreement shall become a binding contract between the Purchaser and the Shipowner.

                                        Very truly yours,

                                        GREAT INDEPENDENCE SHIP CO.



                                        By: /s/ Jordan B. Allen
                                            _______________________________
                                            Jordan B. Allen
                                            Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CHEMICAL SECURITIES INC.

By: /s/ Michael Malter
    ______________________________
    Name: Michael Malter
    Title: Managing Director